UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2004

SYS
(Exact name of registrant as specified in its charter)

California	000-04169	95-2467354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 715-5500

(none)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

(1)	At a Board Meeting on August 30th, 2004, the Board of Directors of SYS elected Gail K. Naughton, Ph.D. as a Director.

(2)	There were no arrangements or understandings between the new director and any other persons.

(3)	Dr. Naughton is expected to serve on the Compensation Committee.

(4)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: September 3, 2004	By: /s/ Edward M. Lake
Edward M. Lake Chief Financial Officer